Exhibit 10.1
PURCHASE AGREEMENT
March 15, 2010
Invus, L.P.
c/o The Invus Group, LLC
750 Lexington Avenue (30th Floor)
New York, New York 10022
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
Attn: President and Chief Executive Officer
Ladies and Gentlemen:
     Reference is made to (a) the Stockholders’ Agreement, dated as of June 17, 2007 (as amended, supplemented or otherwise modified, the “Stockholders’ Agreement”), by and between Invus, L.P. (the “Investor”) and Lexicon Pharmaceuticals, Inc. (the “Company”), (b) the Supplement to Transaction Agreements, dated as of March 15, 2010 (the “Supplement”), amending and/or supplementing the Stockholders’ Agreement, the Securities Purchase Agreement, dated as of June 17, 2007, by and between the Investor and the Company (as amended, supplemented or otherwise modified, the “Securities Purchase Agreement”) and the Registration Rights Agreement, dated as of June 17, 2007, by and between the Investor and the Company, and (c) that certain Underwriting Agreement being entered into by the Company with the representatives of the underwriters concurrently with this Purchase Agreement (the “Underwriting Agreement”) providing for the issuance by the Company to the underwriters of 87,717,391 shares of Company Common Stock (the “Firm Shares”), without giving effect to any exercise of the underwriters’ over-allotment option, for sale in a public offering at a price to the public of $1.15 per share (the “Price to Public”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stockholders’ Agreement.
     Pursuant to Section 4.02 of the Stockholders’ Agreement and Section 5 of the Supplement, on the terms and subject to the conditions set forth herein, the Investor hereby agrees to purchase from the Company the number of shares specified below (collectively, the “Invus Shares”) of Company Common Stock at a price per share equal to the Price to Public, for the total purchase price specified below:

Number of shares to be purchased by the Investor:	59,296,749 shares of Company Common Stock

Total Purchase Price:	$ 68,191,261.35
     The Company hereby represents and warrants to and agrees with the Investor to all the same representations and warranties contained in Section 1 and the covenants contained in

Section 6 (other than the last paragraph thereof) of the Underwriting Agreement mutatis mutandis to the same extent as if such representations and warranties and covenants were set forth herein for the benefit of the Investor instead of the underwriters party to the Underwriting Agreement (except that references to the Underwriting Agreement therein shall be references to this Agreement and references to the Shares thereunder shall be references to the Invus Shares). The obligation of the Investor to purchase the Invus Shares from the Company, and of the Company to sell the Invus Shares to the Investor, will be subject to (i) the satisfaction of the conditions set forth in Section 5 of the Underwriting Agreement (other than clauses (i) and (j) thereunder) and the concurrent closing of the sale of the Firm Shares under the terms set forth in the Underwriting Agreement, (ii) the delivery to the Investor of opinions of counsel to the Company by the same counsel as set forth in Sections 5(c), (d) and (e) of the Underwriting Agreement in the form and substance acceptable to the Investor and (iii) the delivery to the Investor of the officer’s certificate contemplated by Section 5(b) of the Underwriting Agreement, and such obligations shall terminate in the event the Underwriting Agreement is terminated. The Company shall use its best efforts to cause the Invus Shares to be listed on the NASDAQ Global Market.
     The Investor hereby represents and warrants to the Company that the Investor (i) is acquiring the Invus Shares for its own account solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution of such Invus Shares or any interest therein, (ii) is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, a sophisticated investor and, by virtue of its business or financial experience, is capable of evaluating the merits and risks of the investment in the Invus Shares and (iii) has been provided an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Invus Shares contemplated hereby.
     The closing of the sale of the Invus Shares shall take place concurrently with the closing of the sale of the Firm Shares under the Underwriting Agreement, (i) with payment for the Invus Shares to be made to the Company by wire transfer of immediately available funds on the closing date and (ii) with delivery of the Invus Shares registered, as applicable, in the name of the Investor or its respective designees and free and clear of all liens (other than those under applicable law, the Stockholders Agreement and the “lock-up” agreement entered into between the Investor and the underwriters party to the Underwriting Agreement), with any transfer or stamp taxes duly paid, to the Investor.
     This Agreement shall be deemed to satisfy the Company’s obligations under the Stockholders’ Agreement with respect to the delivery of a Notice of Issuance with respect to the Firm Shares and shall constitute the Investor’s notice of exercise pursuant to Section 5(a)(i) of the Supplement.

     This Agreement shall automatically terminate upon any termination of the Underwriting Agreement. The provisions of Sections 9.03 and 9.04 and Article X of the Securities Purchase Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.
[Signature Page Follows]

Sincerely,

INVUS, L.P.,
a Bermuda limited partnership

By: Invus Advisors, L.L.C., its general partner

By: Name:	/s/ Raymond Debbane Raymond Debbane
Title:	President

Accepted and agreed to:

LEXICON PHARMACEUTICALS, INC.,
a Delaware corporation

By: Name:	/s/ Arthur T. Sands Arthur T. Sands, M.D., Ph.D.
Title:	President and Chief Executive Officer
[Signature Page to Purchase Agreement]